UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – August 19, 2014

GILLA INC.
 (Exact Name of Registrant as Specified in its Charter)

NEVADA	000-28107	88-0335710
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

112 North Curry Street, Carson City, Nevada 89703
(Address of principal executive offices)

(416) 843-2881
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

 Item 8.01   Other Events.

On August 26, 2104, Gilla Inc. (“Gilla” or the “Company”) issued a press release, through its wholly owned subsidiary Charlie’s Club, Inc. (“Charlie’s Club”), announcing the debut of “Find Him. Bring Him In.”, an original online series portraying a satirical look at the tobacco industry and its concern over the up-start e-cigarette category.

Charlie’s Club is an online subscription based e-cigarette membership available at www.charliesclub.com.

A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On September 3, 2014, the Company issued a press release, through its wholly owned subsidiary Charlie’s Club, announcing that Charlie’s Club has entered into a letter of intent with a European partner for a joint venture to license and market Charlie’s Club in 32 European countries.

A copy of such press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On September 18, 2014, the Company issued a press release announcing that the Company will be attending Inter-tabac, the leading international trade fair for tobacco products and smoking accessories. The conference runs from September 19th to the 21st in Dortmund, Germany.

A copy of such press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

On September 24, 2014, the Company issued a press release to provide an update on its recent corporate developments. The Company announced that during the current quarter, the Company has shipped over $500,000 in product under its white label business unit and launched Charlie’s Club.

A copy of such press release is attached hereto as Exhibit 99.4 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release dated August 26, 2014 from Gilla Inc.

99.2	Press Release dated September 3, 2014 from Gilla Inc.

99.3	Press Release dated September 18, 2014 from Gilla Inc.

99.4	Press Release dated September 24, 2014 from Gilla Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GILLA INC.

Dated: September 26, 2014	By:	/s/ J. Graham Simmonds
Name: J. Graham. Simmonds
Title: Chief Executive Officer